EXHIBIT 99.1

News Release	3D Systems Corporation 333 Three D Systems Circle Rock Hill, SC 29730
www.3dsystems.com
NASDAQ: TDSC

Investor Contact:	Chanda Hughes	Media Contact:	Katharina Hayes
	803-326-4010		803-326-3941
	Email: HughesC@3dsystems.com		Email: HayesK@3dsystems.com

3D Systems Announces Extension with
Silicon Valley Bank Facility
     ROCK HILL, South Carolina — July 2, 2007 - 3D Systems Corporation (NASDAQ: TDSC), a leading provider of 3-D Modeling, Rapid Prototyping and Manufacturing solutions, announced today that it has entered into an additional amendment to its Loan and Security Agreement with Silicon Valley Bank.
     This amendment extends the maturity date of this credit facility to October 1, 2007 and provides for a suspension of the requirement that the company comply with the financial covenants under the Loan and Security Agreement for the calendar quarter ended June 30, 2007 so long as the Company satisfies certain conditions, which the company expects to satisfy.
     The amendment also amends the borrowing base tied to the company’s accounts receivable that is contained in the credit facility to explicitly include certain accounts that otherwise would have been excluded. The amendment also decreased the borrowing margins for prime-rate loans to 0 basis points for such loans and the borrowing margins for LIBOR-rate loans to 275 basis points for such loans.
     “We are very grateful for the confidence that Silicon Valley Bank has shown in the company by entering into this amendment,” said Abe Reichental, the company’s president and chief executive officer. “The extension of this credit facility, together with our recent private placement of common stock and the pending retirement of our convertible subordinated debt, should further strengthen our balance sheet and liquidity.”

3D Systems News Release	Page 2
     Forward-Looking Statements
     Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and expectations and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors,” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.
     About 3D Systems Corporation
     3D Systems is a leading provider of 3-D Modeling, Rapid Prototyping and Manufacturing solutions. Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: Transform your products.
     More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.
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